Exhibit 99.2

Final Transcript
Conference Call Transcript
SFNT — Q2 2006 SafeNet Earnings Conference Call
Event Date/Time: Jul. 26. 2006 / 5:00PM ET

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CORPORATE PARTICIPANTS
Gregg Lampf
SafeNet — Director IR
Tony Caputo
SafeNet — CEO
Carole Argo
SafeNet — CFO
CONFERENCE CALL PARTICIPANTS
Erik Suppiger
Pacific Growth Equities — Analyst
Horacio Zambrano
Wedbush Morgan — Analyst
Sean Jackson
Avondale Partners — Analyst
Zenobia Austin
Morgan Keegan — Analyst
Jacob Gold
Gold Center Group — Analyst
PRESENTATION

Operator
  Good day, ladies and gentlemen, and welcome to the second quarter 2006 SafeNet earnings conference call. My name is Christy, and I’ll be your coordinator for today’s event. At this time, all participants are in a listen-only mode. We will conduct a Question and Answer session towards the end of today’s conference. If any time during the call, you require audio assistance, please press star, followed by zero, and your coordinator will be happy to assist you.
As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Mr. Gregg Lampf, Director of Investor Relations. Sir, please proceed.

Gregg Lampf — SafeNet — Director IR
Thank you, Christy. Good afternoon, everyone. I’m Gregg Lampf, Director of Investor Relations for SafeNet. Before we begin our call, I’d like to advise you that remarks will be made about future expectations, plans, and prospects for the company, consisting of forward-looking statements for the purposes of the Safe Harbor Provision under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including those discussed in the company’s Form 10-K for the year ended December 31, 2005.
In addition, I would like to point out that because of the pending restatement of our financial statements mentioned in today’s press release, all financial numbers for the second quarter discussed on this call are not final and should be considered estimates. In addition, any guidance we provide for the third quarter and full year of 2006 does not take into account the pending restatement.
We’ve organized today’s call so as to cover everything in as much detail as possible. Starting our call will be SafeNet’s CEO Tony Caputo, who will discuss our second quarter 2006 business highlights and recent corporate developments. Following Tony will be Carole Argo, SafeNet’s CFO. Carole will cover SafeNet’s second quarter 2006 financial results and provide guidance for the third quarter and full year 2006. We will conclude the call with the Question and Answer session.

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Final Transcript
We believe we’ve disclosed a significant amount of information today, all with the intention of bringing everyone up to date on our corporate developments. Please keep in mind that these are ongoing legal matters and, consequently, we do have restrictions on what we can say beyond what has been detailed in today’s press release, and what will be discussed in the prepared remarks for this call. That said, we assure everyone that we intend to communicate any additional material development in as timely a manner as possible.
With that, I will now turn the call over to Tony Caputo, our CEO.

Tony Caputo — SafeNet — CEO
  Good afternoon. I’d like to first update you on corporate governance issues, and then move to provide an update in our business, which is strengthening very nicely. Throughout SafeNet’s 22-year history, corporate governance has been a high priority. Nevertheless, we have recently experienced some challenges in this area, upon which we are attempting to act quickly and decisively. We take these matters very seriously, and will not rest until the actions that are taken prove to be comprehensive, complete, and effective.
Earlier this year, we restated our financials from the second quarter 2005 to the end of the year. In addition, we determined that as of December 31, 2005, the company had a material weakness in our internal controls, related to the depth of our finance staffing. We acted very quickly by returning Carole Argo to the CFO role, brought in additional finance and accounting staff, and most recently recruited John Frederick, a highly experienced worldwide controller. The actions we have taken have been done in consultation with appropriate professional advisors, and we believe that they are having the desired effect of improving our controls and the accuracy of financial statements. We will continue to monitor their effectiveness and make any process or staffing adjustments which may be necessary.
More recently, we have received inquiries as to our stock option granting practices. Again, we have acted very quickly, responding rapidly to regulatory agencies, and have established two separate efforts to fully research and analyze the company’s practices and accounting for stock option grants since 1996. First, an independent committee of the board of directors was established. This committee is independent of oversight from both company management and the board of directors, and has retained independent counsel and forensic accountants to assist in its investigation, which is currently in progress and not yet complete.
Concurrently, an internal company effort, assisted by a Big Four international accounting firm is underway, aimed at reviewing the company’s accounting for stock options. During the internal company process, it was recently discovered that one option granted in the fourth quarter of 2002, involving officers and employees, including myself, was accounted for using an incorrect measurement date, under applicable accounting rules. As a result, the company now expects that financial statements for this period will be restated. Our board of directors has taken additional actions to improve SafeNet’s corporate government.
In June, J. Carter Beese, Jr. was appointed to SafeNet’s board of directors. Mr. Beese is a former Securities and Exchange commissioner and serves on the nominating committee of our board of directors. He will also consult with company executives regarding corporate governance issues and the firm’s day-to-day operations. Our board has also taken actions to improve the administration and accounting for the company’s stock options. These measures have been taken with the objective of allowing everyone to have a clear understanding of when and how stock options may be granted to directors and officers and employees, and to assure— ensure, that the procedure will be easier to administer. Under this new stock option policy, options will be granted on fixed dates during the year. In summary, we have been, and will continue to take, appropriate steps to improve governance.
Now, I’d like to move to an overview of the state of our business, which, as you will hear, is quite good. Earlier today, we released statements, financial results for the second quarter of 2006. I’m pleased to report that the results show a strengthening of our business, particularly in areas where we have previously experienced weakness. Financial highlights for the quarter include the following.
Revenue increased by 10% from the same period last year, thus exceeding the high end of our guidance by $3.5 million, earnings per share on the adjusted basis were at $0.22 per share, which met our guidance, despite legal and other professional fees that were much higher than planned. Gross margin increased sequentially to 53%, driven by improved pricing and product mix in our commercial business. Cash flow from operations was also strong at $10.8 million for the quarter. And DSOs were down, from 79 days in Q1 to only 57 days in Q2.
When we spoke to you last quarter, we reported that three of our businesses, classified government and two embedded technology business units, Rights Management and OEM, which together represent three quarters of our total revenue, were performing very well, and that we expected

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Final Transcript
them to continue on the same path. I’m happy to report that these businesses continue to perform well in Q2 and that they have a very positive outlook for the foreseeable future.
The classified business grew by 45%, compared to the same period last year, driven primarily by success with the Mykotranx KIV-7M Encryptor. While KIV-7M revenue was obviously strong in the quarter, new order bookings, at $43 million in the quarter, were even stronger. In fact, in three fiscal quarters, since we introduced KIV-7M, we now have received $110 million in KIV-7M delivery orders against the existing $150 million IDIQ contract that was announced at the end of Q3 in 2005. Given the enthusiastic customer response to the KIV-7M, our increased backlog of unshipped orders, and new products planned for introduction planned for 2007 in this business, we are very optimistic about SafeNet’s classified business prospects going forward.
Our two embedded businesses, Rights Management and OEM, are also highly predictable businesses, which continue to perform well. In Q2, the Rights Management business grew year over year by 6%, and the OEM business grew year over year by 17%, driven by software license and royalty revenues, and by increased demand from semiconductor manufacturers, such as PMC-Sierra, who are licensing our chip designs for inclusion in their new products.
Commercial enterprise, the one business at SafeNet that has been challenged over the past few quarters, delivered an 18% sequential improvement, compared to the first quarter of 2006. While one quarter doesn’t make a trend, it appears that our increased management focus, accelerated product launches, and more aggressive marketing efforts have started to have an impact. The first area where we began to see this impact in commercial enterprise was in our borderless security area, where our iKey authentication token business rebounded strongly in Q2 from its poor Q1 performance. We are enjoying even stronger performance from our high-security modules, or HSM products, where overall revenue grew year-over-year by 148%.
Some of that growth was due to the acquisition of Eracom in December of last year. But on an organic basis, excluding the Eracom revenue, HSM revenue grew year-over-year by a very strong 45%. HSMs are a significant growth opportunity for commercial enterprise and for SafeNet as a whole. Therefore, I’d like to spend a few minutes describing these products, their uses, and the opportunities which we see.
An HSM is a hardware encryption appliance which is deployed in server mode to provide encryption functions to many different applications that an enterprise may need to secure. In this mode, HSMs are able to perform encryption functions for many different applications, as well as store secret encryption keys and sensitive data in protective memory. Therefore, with our HSMs installed in server rooms, SafeNet customers are today securing data at rest on personal computers, servers, and in databases. They’re authenticating users. They’re authenticating transactions, such as electronics funds transfers, signing digital documents, such as university grade transcripts, verifying the authenticity of electronic passports that are carried on smart card chips, verifying the accuracy of electronic time and date stamps, and other applications which require the use of strong encryption.
The key characteristics of HSMs are strong security through hardware protection of the encryption process and keys, high performance, which is necessary to support the huge flow of transactions that occur at the server level, and the flexibility necessary to support many different network configurations, applications, hardware configurations, and performance requirements.
We have long known that our HSM offering was leading the industry. Today, we’re able to demonstrate that fact by announcing that our commercial enterprise business has received a very larger order from the world’s largest cooperative supplying secure, standardized messaging services to financial institutions. Because of the large amount and value of financial transaction processed by this cooperative, their need for security and high performance is at the very highest level. And as a result, they have chosen SafeNet’s Luna brand, HSMs, to be used by thousands of their financial customers.
As mentioned in our press release today, we now have in backlog a $10 million order from this new customer for a very large quantity for SafeNet high-security modules, which will be used by financial institutions worldwide. We expect shipments and revenue from this new order to begin in the fourth quarter of 2006, and we have been told by the customer to expect to receive another order of the same approximate size in Q3 of this year for delivery in the first half of 2007.
So given the early signs of improving revenue in commercial enterprise and the strong backlog which we now have in that business, we have become increasingly comfortable that commercial enterprise revenue will grow strongly in the second half of this year and in 2007. And then, in order to further improve operating results in commercial enterprise, we have recently also taken steps to reduce operating expenses in this area. To do so, we have merged the borderless security and high-speed encryption business units into one commercial enterprise business unit, in order to capitalize on the synergies which exist between these product lines. As a result of this action, we expect to reduce annual operating expenses by $5 million, with the first savings being realized in the third quarter of 2006.

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Final Transcript
We believe that the combination of these expense reductions and the improved present and future revenue picture, which we now see, will mean that by Q4, 2006 commercial enterprise will be positively contributing to SafeNet’s growth in both revenue and earnings. And so, to summarize on our business operations, we’re pleased to report that classified government, OEM, and Rights Management continue to perform very well. And we are also reporting today that commercial enterprise has made very significant progress in its turnaround and will soon be contributing to our growth in revenue and earnings. In short, our business operations are in good condition and are likely to continue improving.
And now I'd like to turn over the microphone to Carole Argo for further discussion of our financial results.

Carole Argo — SafeNet — CFO
Thank you. Hello, everyone. As you heard from Tony’s statements, we delivered a solid quarter Q2, demonstrating growth in both our enterprise and embedded business units, which, in turn, drove revenue performance past the high end of our guidance, and our earnings performance was in our guidance, even with the significant unplanned expenses. On today’s conference call, I will be going over the company’s financial information, using non-GAAP numbers. Please refer to our earnings release for information related to our GAAP financial information. I’ll start first going through Q2 revenue.
We have, as you heard, we had strong revenue. We exceeded the high end of our revenue guidance at $69.5 million, as a 10% increase year-over-year. Again, strong performance in both business segments, enterprise, and embedded. Our embedded business came in at around $20 million. That’s 9% growth year-over-year. And within the embedded business, excellent performance in our OEM business unit; they grew at 17% gross year-over-year, again, at about $5.8 million. And our Rights Management business grew at 6%, coming in at $14.1 million.
In our enterprise business, overall enterprise business was $49.6 million. That’s 11% growth, year-over-year. Our classified governments, which continues to have stellar performance, came in at $32.5 million. That’s a 46% gross. And a combined that within $43 million dollars to KIV-7 and Link Encryptor orders received for the quarter that really bodes well for our future quarter.
Our commercial enterprise business unit shows encouraging signs of recovery — grew roughly 18% on a sequential basis. We do still expect a commercial enterprise, overall, to be down year-over-year. We’re really pleased with the progress that we’ve seen, both in this quarter. We expect that next quarter the commercial enterprise business will be roughly flat and then will have some significant growth in the fourth quarter and Tony talked about that large $10 million dollar order backlog that we expect to ship to the fourth quarter.
I’ll talk to you a little bit about revenue mix for the quarter. Our classified business was 47%, similar to what it was last year, also similar to what it was the first quarter. Our commercial enterprise business was 23% in the quarter. Rights Management represents 20% for the quarter and our OEM represented 8%. Now, if you look at our gross margins, we came in at 53%, which is right around what our expectations were. We have about a one-point improvement on a sequential basis. And that was driven by a couple of things.
First, as a company, had higher licensing revenue, which of course, is with all margin. And that, again, has to do with strong performance that we have in the OEM business. As you know, the OEM business, significant amount of that revenue is repeatable. It’s licensed to royalty revenue, so it’s extremely high margin. So that was, again, license in royalty, 18%, quarter-over-quarter, at 35% sequentially. So that contributed, that was a big contributor to our margin improvement.
If you look at operating expenses, operating expenses were right under $30 million— $29.9 million. It increased year-over-year from $24.6 million, about a $5 million increase. There were a handful of items that represent that increase. One event is the acquired companies. We acquired two companies in the second quarter of ’05, Media Sentry and DMD. So in the second quarter of ’06, we have, of course, a full quarter of expenses, were only partial expenses the same quarter last year. In addition to that, we talked about that we had— we as a company have been incurring significant amount of special fees related to being able to improve our— the company accounting financial reporting which I talked about in the last quarter. Significant costs related to stocks, bringing in new financial accounting folks. That was already planned in our number. What wasn’t planned in our number was the additional expense that we’re incurring related to the option investigation and that came in another $1.2 million during the quarter. And if you look at what had going from the first quarter to the second quarter, overall operating expenses increased roughly about $1 million, which primarily is attributable to the cost that was related to the options investigation. If you look at our earnings per share, we ended up on a non-GAAP basis at $0.22. We have a GAAP loss for the quarter of $0.04. We look at the reconciliation of the items that we adjust out of our GAAP numbers, GAAP EPS numbers, almost all of them are non-cash items and I’d like comment on them. Obviously, we have a list that are earnings related stock-based compensation that came in at about 3.4 million.

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Final Transcript
Amortization of required intangibles, restructuring charge related to the lease, the lease that— we ended up exiting out of the lease, and then we had integration costs. Integration costs this quarter represented $741,000. Last quarter I told you that these costs would be under $1 million. They are under $1 million. Our integration costs, I mean, our integration activities are substantially completed. We expect this to be the last time that you will see integration charges that are broken out of GAAP numbers. And, therefore, going forward, all the adjustments coming out from the GAAP and non-GAAP will all be of the non-cash nature. If you look at our balance sheet, we have some good improvements, really good improvements in our balance sheet. We ended up with cash, cash equivalents, short-term investments of $330 million. Again, the company has $34 million in cash during the quarter related to our share buyback. As we pointed out in the press release and as Tony mentioned, at June 30th, we had repurchased 2.1 million shares at an average price of $16.01. Using $34 million in cash, at July 24th, the company completed its stock buyback plan. We repurchased 3,125,890 shares and again, an average price of the entire buyback was $15.97. Our operating cash flow during the quarter was $11 million. Now I’d like to move forward with guidance. Remember, these are— all these are forecasts. These guidance are non-GAAP. It— of course, includes forward-looking statements. And these numbers are preliminary, as Gregg pointed out at the beginning of our call. We look at our Q3 revenue, we expect our revenue number to be between 70 to $74 million. That’s a 15% increase on the year-over-year basis. We expect our Q3 gross margin to stay roughly around 53%. It looks like even with the mix between our cost by business and our other business that we expect going forward, this is roughly about three quarters that were operating at 53% and gross margin. So I think that that’s the right number to go with for the rest of the year. We’re going to reiterate our full year revenue guidance, which is the revenue number that we gave at the— during our last quarter conference call, $276 million, $291 million, also full year gross margins again 53%. We do expect to incur additional legal professional fees that previously we had not counted on of about $5 million and we— Tony talked about the reduction that we made to some of our costs in the commercial enterprise business. And which had a full effect, about $5 million a year. The impact of that in Q3 and Q4 will be estimated to be roughly $700,000 in cost reductions in Q3 and about $1.5 million in Q4. Our adjusted EPS, non-GAAP EPS, our range is $0.27 to $0.31 for the third quarter, about $0.22 to about $0.28 for the full year and, again, using the [FASB] tax rate of 35%. The highlights of our quarter, again, as I said, a strong quarter and now, I guess we’ll just take a— ask Christy to come back on and we’ll open up this conference call to Q&A. Christy, can you get back on to the call?
QUESTION AND ANSWER

Operator
[Operator Instructions.] And your first question is from Erik Suppiger of Pacific Growth Equities. Sir, please proceed.

Erik Suppiger — Pacific Growth Equities — Analyst
Good afternoon.

Tony Caputo — SafeNet — CEO
Hello, Erik.

Erik Suppiger — Pacific Growth Equities — Analyst
Hello. Say, first off, just you’ve got a very broad range in terms of the revenue outlook for the year, but a pretty tight earnings outlook for the year. What’s the logic behind that?

Tony Caputo — SafeNet — CEO
Well, I mean, in some of the numbers that we have related to revenue, I think that we can be tight on our earnings per share right now because if we look at— we have the ability to be able to adjust under our operating costs and we have the ability to be able to assess the margins related to the areas of business that would potentially fluctuate.

Erik Suppiger — Pacific Growth Equities — Analyst

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Okay. In terms of the grants, you had made note of one grant that you found, I guess where the measurement date and grant date was different. Have you reviewed the other dates and it seems as though there’s some comfort that you haven’t had that issue in other situations or kind of what other status updates do you have?

Carole Argo — SafeNet — CFO
Yes, you know, Erik, we really would like to be able to talk further of this, but other than what’s in our earnings release, we’re just really not going to be able to comment on anything related to what we’re doing with the stock options. We’ve got tons of advice related to it and we really— we’ve a lot of information relating in our earnings release, but we can’t really comment on anything.

Erik Suppiger — Pacific Growth Equities — Analyst
Okay. Then lastly, can you just give the percentage again for the four segments of your revenue breakout? I didn’t get that all down.

Carole Argo — SafeNet — CFO
You want revenue mix?

Erik Suppiger — Pacific Growth Equities — Analyst
Yes, the rights management and OEM and classified and commercial enterprise.

Carole Argo — SafeNet — CFO
The percentage of total revenue for the quarter classified’s at 47%. Our commercial enterprise was 23%, rights management, 20% and OEM, 8%.

Erik Suppiger — Pacific Growth Equities — Analyst
Great, thank you very much.

Carole Argo — SafeNet — CFO
You’re welcome.

Operator
Your next question comes from Horacio Zambrano of Wedbush Morgan. Sir, please proceed.

Horacio Zambrano — Wedbush Morgan — Analyst
Thank you. Good afternoon. Just a question on the merging of the operations on the commercial enterprise. We sort of had that split out before in a product line level on the borderless security versus the high speed networking. In terms of— is that something we can count on the future just kind of get a sense for how those product lines are doing, even though maybe you’re running them operationally off the same business unit, but in terms of just having the visibility on the high speed networking, sonic encrypt or, the Ethernet encrypt or.

Carole Argo — SafeNet — CFO
Yes, we’re— as Tony talked about, we merged this to areas of the business that under one general manager, all the product lines are merged together under the commercial enterprise. And Tony talked to you about the trends of the borderless business unit which, of course, include the

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Final Transcript
HSM we’re talking about or tokens, authentication price and that trended very well has some great growth this quarter. And with regard— I think in the future what we’ll do is we’ll still report to commercial enterprises total, but we will provide trends between borderless and our high speed products.

Horacio Zambrano — Wedbush Morgan — Analyst
So could you give us the breakout on the high speed products, either and how the new Ethernet Encryptor product is doing on the market?

Tony Caputo — SafeNet — CEO
It’s too early— the Ethernet Encryptor. We’re seeing a number of positive indicators, but the indicators at this time other than a small number of orders, are what we would generally classify as pipeline items. Distributors signing up to distribute it, end user customer evaluations going on, demonstrations, et cetera. So it seems good but it’s just too early to comment which is why we haven’t focused on it at this point. We’ll be able to give you a— we think we will have our first view of what that product’s trend is in our next conference call.

Horacio Zambrano — Wedbush Morgan — Analyst
Okay. And just going over the top secret, looks like KIV-7M is doing very well. What are your — what’s the update on the AP product and when we’re expecting it to be — come out? Any impact to this year?

Tony Caputo — SafeNet — CEO
As I said in my remarks, we had several new products that are planned for early 2007. The AP product is one of them. There are, in fact, three. A voice encryption product, the AP product and a very high-speed Sonic Encryptor; each of them continues to be on schedule for delivery for availability early in 2007.

Horacio Zambrano — Wedbush Morgan — Analyst
So is that a change from our prior year product communication?

Tony Caputo — SafeNet — CEO
No. I think that’s where it’s been all year. It’s right on schedule.

Horacio Zambrano — Wedbush Morgan — Analyst
Okay. Thank you.,

Tony Caputo — SafeNet — CEO
Yep.

Operator
[Operator Instructions.] And your next question comes from Sean Jackson of Avondale Partners. Sir, please proceed.

Sean Jackson — Avondale Partners — Analyst

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Yes, guys, can you talk about the expenses, in particular, the legal fees and how the distribution of those fees is going to be throughout the rest of the year. I think you mentioned 1.2 in the second quarter. What’s the second half going to look like?

Carole Argo — SafeNet — CFO
Yes, we’re going to have legal fees in the second half of the year. I would expect that you’re going to have roughly about two to 2.5 in the third quarter and about one to 1.5 in the fourth quarter.

Sean Jackson — Avondale Partners — Analyst
Okay. And I think, you know, even with those, are there other kind of expense items that you anticipate declining in the fourth quarter because to hit your EPS guidance, there has to be, it looks like a lot of margin expansion in that quarter?

Carole Argo — SafeNet — CFO
Well, I talked about a $1.5 million cost improvement in the fourth quarter. That— what we did was we took out some costs in the business and, that we’ll have a full fourth quarter [inaudible] $1.5 million of [off-tax] production in the fourth quarter.

Sean Jackson — Avondale Partners — Analyst
Okay. And lastly, on, I mean, remind us again how much contribution within classified security is the KIV-7 product?

Carole Argo — SafeNet — CFO
I think it’s— did we give that information out?

Tony Caputo — SafeNet — CEO
We have given it in the last couple of quarters because the product’s new and— I don’t know the number for this quarter. In the last couple of quarters, it ran in the high teens, in terms of in dollars, millions of dollars. And I haven’t looked at that number yet.

Sean Jackson — Avondale Partners — Analyst
Okay. So— okay got it. Okay. Appreciate it. Thanks.

Tony Caputo — SafeNet — CEO
Thank you.

Operator
And your next question comes from [Chris Povis] of Morgan Keegan. Sir, please proceed.

Zenobia Austin— Morgan Keegan — Analyst
Good afternoon guys. This is actually Zenobia. Congratulations on the quarter. Just a few questions. You talked about the $10 million deal that you see coming in Q4 and then, additionally, in— and another potential one in Q1. Can you talk a little bit about the margin on HSM products?

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Final Transcript

Tony Caputo — SafeNet — CEO
First of all, thanks for the congratulations on the quarter. And the first $10 million order, as you said, is in backlog at this point in time and we do expect another one during this quarter. I would say these will be respectable hardware margins. They will have a positive impact on our business. But we have to understand that this is a customer who is buying thousands of encryption appliances—

Zenobia Austin — Morgan Keegan — Analyst
Right.

Tony Caputo — SafeNet — CEO
—and they’re getting a very good discount.

Zenobia Austin — Morgan Keegan — Analyst
Okay and should we think about this $10 million as additional to— I mean, your guidance for the year you’ve kept fairly— you kept in line with what you gave last quarter. We saw a $5 million upside from this quarter and— was this $10 million something that you had planned as of the guidance that you talked about last quarter?

Carole Argo — SafeNet — CFO
Well, we did expect that the— we’ve been working with this customer for quite a while. We knew that this was happening. The orders were larger than what we expected, both this order plus a follow-on order that we expect. And at this point in time, we just thought it was prudent just to keep our revenue guidance intact.

Zenobia Austin — Morgan Keegan — Analyst
Okay. And then what are you forecasting in terms of the share count going forward for Q3 and Q4?

Carole Argo — SafeNet — CFO
I’ve looked at the share counts, in Q3, roughly about 22.1, somewhere around there.

Zenobia Austin — Morgan Keegan — Analyst
Okay.

Carole Argo — SafeNet — CFO
22.1 and up a little bit more on the fourth quarter.

Zenobia Austin — Morgan Keegan — Analyst
Okay and then you— obviously, we understand there will be a restatement coming and you talked about some expenses in Q3 and Q4. Does that mean that we should not think about final results coming out until Q4 or do you have any further sense on the timing?

Carole Argo — SafeNet — CFO

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Final Transcript
What do you mean?

Zenobia Austin — Morgan Keegan — Analyst
On when you’d be able to file, finalize results for this quarter and the going-forward quarters, given that you have changed the stock options, grant processes for future quarters.

Tony Caputo — SafeNet — CEO
As we said in our press release today, it’s not likely that we will be able to file a second quarter 10-Q in early August on time. And we are not sure as to when the two investigations will be complete, so we can’t forecast a date yet.

Zenobia Austin— Morgan Keegan — Analyst
Okay, thanks guys.

Tony Caputo — SafeNet — CEO
Thank you.

Operator
[Operator Instructions.]
Your next question comes from Jacob Gold with Gold Center Group. Sir, please proceed.

Jacob Gold — Gold Center Group — Analyst
Hi, Tony, and, Carole, congratulations on a good quarter. I think everyone was concerned, when this option issue started, that you guys would lose focus of the business; seems like you’re doing a great job, so congratulations on that. Just wanted to be clear that I heard something— in other words, your company’s sitting on about $33 million in cash. Is that correct?

Carole Argo — SafeNet — CFO
That’s correct.

Jacob Gold — Gold Center Group — Analyst
So the market is basically valuing your business today about $100 million over cash, roughly.

Carole Argo — SafeNet — CFO
Okay.

Jacob Gold — Gold Center Group — Analyst
I just wanted to be sure that was clear. Okay great, thank you so much.

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Final Transcript

Tony Caputo — SafeNet — CEO
You’re very welcome. And regarding your question or comment about focus, one of the strengths here at SafeNet is that there is a very deep management team. And while we’ve been dealing with these issues, our management team, both in sales, marketing and our general managers have been able to focus on the business. They’re a very effective team that enjoys working together and as a result, they’re delivering really good results and we congratulate them and thank them for that.

Jacob Gold — Gold Center Group — Analyst
Great, thank you so much.

Tony Caputo — SafeNet — CEO
Thank you.

Operator
This concludes today’s question-and-answer session. Please proceed to closing remarks.

Tony Caputo — SafeNet — CEO
Thank you. Ladies and gentlemen, thank you very much for your interest in SafeNet. We look forward to speaking with you again very soon. Have a good evening. Take care.

Operator
Thank you for your participation in today’s conference. This concludes the presentation, you may now disconnect. Good day.

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